Exhibit 10.3

FIRST AMENDMENT

FIRST AMENDMENT, dated as of June 26, 2007 (this “First Amendment”), to the Credit Agreement, dated as of June 28, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among iSTAR FINANCIAL INC. (the “Borrower”), the several banks and other financial institutions from time to time parties to the Credit Agreement (the “Banks”), JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Banks (the “Administrative Agent”), BANK OF AMERICA, N.A., as Syndication Agent, J.P. MORGAN SECURITIES INC. and BANC OF AMERICA SECURITIES LLC, as Joint Lead Arrangers and Joint Bookrunners, CITICORP NORTH AMERICA, INC., DEUTSCHE BANK AG, NEW YORK BRANCH, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agents, and BARCLAYS BANK PLC, BEAR STEARNS CORPORATE LENDING INC., GOLDMAN SACHS CREDIT PARTNERS L.P., LEHMAN BROTHERS BANK, FSB, MERRILL LYNCH BANK USA, MORGAN STANLEY BANK, and UBS LOAN FINANCE LLC, as Managing Agents.

W I T N E S S E T H:

WHEREAS, the Borrower, the Banks and the Administrative Agent are parties to the Credit Agreement; and

WHEREAS, the Borrower has requested that the Administrative Agent and the Banks agree to amend certain provisions of the Credit Agreement as set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.     Defined Terms.  Unless otherwise defined herein, capitalized terms that are defined in the Credit Agreement are used herein as therein defined.

2.     Amendments to Subsection 1.1 (Defined Terms).

(a)           The definition of “Base Euro-Currency Rate” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following phrase after the words “on the Quotation Date” and before the proviso thereof: “or on any applicable replacement page.”

(b)           The definition of “Unencumbered Assets” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the definition in its entirety and substituting in lieu thereof a new definition to read as follows:

“Unencumbered Asset” means the sum of (i) Undepreciated Real Estate Assets not securing any portion of Secured Debt and (ii) all other assets (but excluding intangibles and accounts receivable) of the Borrower and its Subsidiaries not securing any portion of Secured Debt on a consolidated basis in accordance with GAAP; provided that assets (including Undepreciated Real Estate Assets) of any Subsidiary (other than a

Guarantor) having Indebtedness that is material to the value of such assets shall be excluded from Unencumbered Assets.

(c)           The definition of “Loan Documents” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the definition in its entirety and substituting in lieu thereof a new definition to read as follows:

“Loan Documents” means this Agreement, the Guarantee Agreement, the Notes, the Letter(s) of Credit and the Letter of Credit Documents.

(d)           The definition of “Net Offering Proceeds” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the definition in its entirety and substituting in lieu thereof a new definition to read as follows:

“Net Offering Proceeds” with respect to any Person means all cash or other assets received by such Person as a result of the issuance or sale of common shares of beneficial interest, preferred shares of beneficial interest, partnership interests, preferred partnership units, limited liability company interests, Convertible Securities or other ownership or equity interests in such Person (the foregoing, “Capital Stock”) or of Indebtedness, less customary costs, fees, expenses and discounts of issuance paid or to be paid by such Person related to such issuance or sale.

(e)           The definition of “Unsecured Debt” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the definition in its entirety and substituting in lieu thereof a new definition to read as follows:

“Unsecured Debt” means the amount of Indebtedness for borrowed money of Borrower (or any Guarantor) which is not Secured Debt, including, without limitation, the amount of all then outstanding Loans (it being understood that Indebtedness of any Subsidiary that is not material to the value of such Subsidiary’s assets shall be Unsecured Debt).

(f)            The definition of “Value” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the phrase “or Qualifying Encumbered Asset, as the case may be” thereof.

(g)           The following new definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order to read in their entirety as follows:

“Capital Stock” has the meaning set forth in the definition of Net Offering Proceeds.

“Guarantee Agreement” means the Guarantee Agreement to be executed and delivered by the Borrower and each Guarantor, substantially in the form of Exhibit J.

“Guarantors” means, initially, iStar EMTN Euro REIT Inc. and iStar EMTN Sterling REIT Inc., both Subsidiaries being REIT Subsidiaries, each in respect of Euro Alternate Currency Borrowings and Sterling Alternate Currency Borrowings, respectively; iStar EMTN Euro TRS S.a.r.l and iStar EMTN Sterling TRS S.a.r.l, both Subsidiaries being taxable REIT Subsidiaries, each in respect of Euro Alternate Currency Borrowings and Sterling Alternate Currency Borrowings, respectively; and other such Guarantors as may from time to time be added, by a supplement to the Guarantee Agreement in a form reasonably satisfactory to the Administrative Agent.

“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to the Borrower or the applicable subsidiary plus capital improvements) of real estate assets of the Borrower and its Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in accordance with GAAP.

(h)           The definitions of “JV”, “Qualifying Encumbered Asset” and “Unencumbered Asset Value” set forth in Section 1.1 of the Credit Agreement are hereby amended by deleting those definitions in their entirety.

3.     Amendment to Section 2.1(b) (Optional Increase in Commitments). Section 2.1(b) of the Credit Agreement is hereby amended by deleting the phrase “not more than Five Hundred Million Dollars ($500,000,000) in the aggregate (such that the aggregate Commitments after such increases shall never exceed Two Billion Seven Hundred Million Dollars ($2,700,000,000))” in the fifth line thereof and substituting in lieu thereof the phrase “not more than an amount such that the aggregate Commitments after such increases shall never exceed Three Billion Dollars ($3,000,000,000)”.

4.     Amendment to Section 2.16 (Use of Proceeds). Section 2.16 of the Credit Agreement is hereby amended by deleting the subsection in its entirety and substituting in lieu thereof the following:

SECTION 2.16. Use of Proceeds. The Borrower shall use the proceeds of the Loans for general corporate purposes, including, without limitation, the origination, acquisition and funding of Loan Assets, Credit Tenant Lease Assets and other investments, acquisitions (including, without limitation, the planned acquisition of Fremont General Corporation’s commercial real estate lending business and existing portfolio), and for general working capital needs of the Borrower; provided, however, that no Swingline Loan shall be used for the purpose of refinancing another Swingline Loan, in whole or part. Proceeds of Alternate Currency Borrowings may be used by the Borrower to make contributions to one or more Guarantors, which will use such proceeds in accordance with this Section 2.16.

5.     Amendment to Section 5.1 (Information). Section 5.1(j) of the Credit Agreement is hereby amended by deleting the subsection in its entirety and substituting in lieu thereof the following:

“(j)          simultaneously with the delivery of the information required by Sections 5.1(a) and (b), a statement of all Secured Debt (in each case, on a Subsidiary by Subsidiary basis), as well as the total amount of Unsecured Debt and Value of the Unencumbered Assets;”.

6.     Amendment to Section 5.8 (Financial Covenants).  Section 5.8 of the Credit Agreement is hereby amended by:

(a)           (i) deleting in clause (a) thereof the words and figure “One Billion Eight Hundred Million Dollars ($1,800,000,000)” and substituting in lieu thereof the words and figure “Two Billion One Hundred and Sixty Seven Million Three Hundred and Ten Thousand and Four Hundred and Fifty Dollars ($2,167,310,450)”; adding to clause (a) thereof the phrase “from Capital Stock of the Borrower” after the words “Net Offering Proceeds”; and (iii) deleting the words “the Closing Date” at the end of clause (a) thereof and substituting in lieu thereof the words “March 31, 2007”.

(b)           deleting from clause (b) thereof the ratio “3.75:1.00” and substituting in lieu thereof the ratio “5.00:1.00”;

(c)           deleting clause (d) in its entirety and substituting in lieu thereof the following:

“(d)         Unencumbered Pool. The ratio of the Value of the Unencumbered Assets to Unsecured Debt, as of the last day of each Fiscal Quarter, shall be equal to or greater than 1.20:1.00”.

7.     Amendment to Section 5.12 (Other Indebtedness). Section 5.12 of the Credit Agreement is hereby amended by deleting the section in its entirety and substituting in lieu thereof the following:

“SECTION 5.12. Other Indebtedness. (a)         The Borrower shall not incur or maintain or permit any Secured Debt which is Recourse Debt in excess of an amount equal to 20% of Consolidated Tangible Net Worth. Any Indebtedness maintained or incurred by any Subsidiary of Borrower that is Recourse Debt of such Subsidiary shall be deemed to be Secured Debt for purposes of this Section 5.12 and Section 5.8; provided that Indebtedness of any Guarantor that is not secured shall not be so deemed to be Secured Debt.

(b)           The Borrower shall not permit any Guarantor to incur any Indebtedness other than Indebtedness evidenced by the Guarantee Agreement or Indebtedness owed to the Borrower.”

8.     Amendments to Section 6.1 (Events of Default).

(a)           Section 6.1(c) of the Credit Agreement is hereby amended by deleting the subsection in its entirety and substituting in lieu thereof the following:

“(c)         the Borrower or any Guarantor shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document (other than those covered by clause (a), (b), (e), (f), (g), (h), (i), (m), (n) or (o) of this Section 6.1) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent; or if such default is of such a nature that it cannot with reasonable effort be completely remedied within said period of thirty (30) days such additional period of time as may be reasonably necessary to cure same, provided Borrower commences such cure within said thirty (30) day period and diligently prosecutes same, until completion, but in no event shall such extended period exceed ninety (90) days;”

(b)           Section 6.1(d) of the Credit Agreement is hereby amended by deleting the phrase in the second line thereto “in this Agreement or” and substituting in lieu thereof the phrase “or any Guarantor herein or in any other Loan Document or that is contained”;

(c)           Section 6.1(n) of the Credit Agreement is hereby amended by adding the phrase “or any Guarantor” after the word “Borrower” thereof and deleting the “or” following the semicolon thereof;

(d)           Section 6.1 of the Credit Agreement is hereby amended by inserting the following between Sections 6.1(n) and 6.1(o) thereof:

“(o)         the guarantee of any Guarantor contained in the Guarantee Agreement shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert, other than in connection with a merger of a Guarantor with and into the Borrower, as permitted by Section 5.9; or”

(e)           Section 6.1(o) of the Credit Agreement is hereby amended by renumbering the subsection to be Section 6.1(p).

9.     Amendment to Section 9.13 (Recourse Obligation). Section 9.13 of the Credit Agreement is hereby amended by deleting the section in its entirety and substituting in lieu thereof the following:

“SECTION 9.13. Recourse Obligation. This Agreement and the Obligations hereunder are fully recourse to the Borrower, each Designated Borrower and each Guarantor. Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, or agreement contained in this Agreement shall be had against any officer, director, shareholder or employee of the Borrower, any Designated Borrower or any Guarantor except in the event of fraud or misappropriation of funds on the part of such officer, director, shareholder or employee.”

10.   Conditions to Effectiveness of this First Amendment.  This First Amendment shall become effective upon the date (the “First Amendment Effective Date”) when the Administrative Agent shall have received (i) counterparts of this First Amendment duly executed by each of the Borrower and the Administrative Agent and consented to by the Required Banks and (ii) an executed Guarantee Agreement, substantially in the form of Exhibit A hereto, from the Guarantors, and (iii) all fees required to be paid on or before the First Amendment Effective Date, and all expenses required to be paid on or before the First Amendment Effective Date for which invoices have been presented.

11.   Representations and Warranties.

(a)           No Default.  No Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date after giving effect to the transactions contemplated herein.

(b)           Representations and Warranties.  Each of the representations and warranties made by the Borrower and the Guarantors in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the First Amendment Effective Date (after giving effect hereto) as if made on and as of such date, except to the extent such representations and warranties expressly relate to a particular date, in which case such representations and warranties were true and correct in all material respects as of such date.

12.   Payment of Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

13.   Continuing Effect of the Loan Documents.  This First Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement or any other Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any further or future action on the part of the Borrower or any Guarantors that would require an amendment, waiver or consent of the Banks or Administrative Agent.  Except as expressly amended hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.  Any reference to the “Credit Agreement” in the Loan Documents or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this First Amendment.

14.   Counterparts.  This First Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

15.   Severability.  Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16.   Integration.  This First Amendment and the other Loan Documents represent the agreement of the Borrower, the Guarantor, the Administrative Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

17.   GOVERNING LAW.  THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE

GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

iSTAR FINANCIAL INC., a Maryland corporation

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice President and Treasurer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Bank

By:	/s/ Charles E. Hoagland
	Name:	Charles E. Hoagland
	Title:	Vice President